Exhibit 1

Westpac GROUP

ASX Release

Level 18, 275 Kent Street
Sydney, NSW, 2000

8 May 2023

Westpac 1H23 CORE program update – media release

Westpac Banking Corporation ("Westpac") today provides the attached Media Release – Westpac 1H23 CORE program update.

For further information:

Hayden Cooper
Group Head of Media Relations
0402 393 619

Justin McCarthy
General Manager, Investor Relations
0422 800 321

This document has been authorised for release by Tim Hartin, Company Secretary.

WESTPAC BANKING CORPORATION ABN 33 007 457 141

Westpac GROUP

ASX Release

Level 18, 275 Kent Street
Sydney, NSW, 2000

8 May 2023

Westpac releases latest Independent Reviewer reports on CORE program

Westpac has today released the eighth and ninth Independent Reviewer reports for the quarters ended in December 2022 and March 2023, updating progress of its Integrated Plan to improve risk culture, governance, and accountability.

Completed by Promontory Australia, the reports provide an assessment of Westpac's delivery of the Plan, which is being implemented through its Customer Outcomes and Risk Excellence (CORE) program.

The Program comprises 19 workstreams, 83 deliverables with 353 activities. Westpac is 24 months through the Program, and at 31 March 2023, had submitted 292 activities to Promontory with 264 activities assessed as 'complete and effective'.

In its latest report, Promontory noted that Westpac's implementation is well advanced and that sustained energy and focus are required to continue delivering tangible improvements to risk management practices.

Westpac CEO, Peter King, said: "The CORE program remains a priority and is driving improvements in customer and risk outcomes. Our focus remains on implementing the changes and ensuring they are sustained."

Promontory's reports are available here, with the next update due in November 2023.

Ends.

For further information:

Hayden Cooper
Group Head of Media Relations
0402 393 619

Justin McCarthy
General Manager Investor Relations
0422 800 321

This document has been authorised for release by Tim Hartin, Group Company Secretary.

WESTPAC BANKING CORPORATION ABN 33 007 457 141